DNB FINANCIAL CORPORATION
                                [GRAPHIC OMITTED]
                                  NEWS RELEASE

For further information, please contact:
Bruce E. Moroney
Sr. Vice President & Chief Financial Officer
610-873-5253

FOR IMMEDIATE RELEASE

                            DNB FINANCIAL CORPORATION
                          ANNOUNCES FOURTH QUARTER 2003
                              AND YEAR-END EARNINGS

(February 5, 2004 -- Downingtown, PA) DNB Financial Corporation ("DNB"), parent of Downingtown National Bank (the "Bank"), today reported results for the fourth quarter and year-to-date earnings. Current highlights include:

o        Progress achieved in balance sheet repositioning
o        Reorganization of DNB's Retail Bank
o        Solid growth in DNB Financial Services

EARNINGS
During the fourth quarter, DNB reported income of $583,000 or $0.30 per share on a diluted basis, compared to a profit of $652,000 or $0.33 diluted earnings per share in 2002. The decline in fourth quarter results was due primarily to increased salaries and employee benefits, legal and professional expenses, as well as higher levels of consulting fees. Net income for the twelve months ended December 31, 2003 totaled $1.4 million and diluted earnings per share of $0.72, compared to $2.7 million and diluted earnings per share of $1.40 for the same period in 2002. The decline in annual results was due to increased salaries and employee benefits of $882,000, $368,000 of which was attributable to pension expense. In addition, annual results were significantly impacted by the investment portfolio restructuring, which caused net losses on sales of investment securities of $362,000 in 2003, compared to net gains on sales of securities of $165,000 in 2002.

BALANCE SHEET  REPOSITIONING
DNB grew its loan portfolio and reduced the size of its investment  portfolio in a continuing  effort to reposition its balance sheet during the quarter.  During the most recent  quarter,  loans grew $14.4 million or 7.6%. The majority of the growth was in the commercial loan and commercial mortgage portfolios, which grew a combined  $12.5  million or 9.0%.  DNB also  continued to promote its consumer loans which grew by $3.2 million or 9.9%. DNB reduced the size of its investment portfolio  by $29.9  million  or 14.7% to fund  loan  growth  and pay off  $26.0 million of short-term borrowings. These changes in the balance sheet contributed to a $172,000 or 5.8% quarter-over-quarter increase in net interest income.

REORGANIZATION  OF DNB'S  RETAIL  BANK
In  order  to  support  the  Bank's 5-year strategic plan which calls for strong growth in deposits,  loans and fee income, DNB announced an initiative that will separate the business  development  responsibilities  from the customer  service activities of the branch. This change will allow newly appointed Market Managers to focus  on  business  development  efforts  without  having  to spend  time on
administrative,   sales  and  office  activities  in  the  branches.  This  will strengthen our ability to service and  cross-sell our existing  customers in the best possible way.

DNB   FINANCIAL   SERVICES
Through  DNB  Financial  Services,  DNB  provides  non-depository  products such as mutual funds,  annuities,  529 Plans and insurance to its  customers.  During
2003,  management  continued to make  progress as revenues grew 128% to $336,000 for the year ended December 31, 2003, compared to $147,000 in 2002.

DNB Financial Corporation is a bank holding company whose bank subsidiary, Downingtown National Bank, is a commercial bank and a member of the FDIC. The
Bank, headquartered in Downingtown, Chester County, Pennsylvania, has nine (9) full service offices. Through its Wealth Management Group, Downingtown National
Bank provides wealth management, trust services and brokerage services to individuals and businesses throughout Chester County. Customers may also visit us on our website at http://www.dnb4you.com.

Inquiries regarding the purchase of DNB Financial Corporation stock may be made through the market makers listed on our website at http://www.dnb4you.com.

This press release contains statements, that are not of historical facts and may pertain  to future  operating  results  or events or  management's  expectations regarding those results or events. These are "forward-looking statements" within the meaning of Section 27A of the  Securities Act of 1933 and Section 21E of the
Securities  and  Exchange  Act of 1934.  These  forward-looking  statements  may include,  but are not  limited  to,  statements  about  our  plans,  objectives, expectations and intentions and other statements contained in this press release that are not  historical  facts.  When  used in this  press  release,  the words
"expects", "anticipates",  "intends", "plans", "believes", "seeks", "estimates", or words of similar  meaning,  or future or conditional  verbs,  such as "will",
"would",  "should",  "could",  or  "may"  are  generally  intended  to  identify forward-looking  statements.  These  forward-looking  statements  are inherently subject to significant  business,  economic and  competitive  uncertainties  and contingencies,  many of which are either  beyond our  control or not  reasonably
capable  of  predicting  at  this  time.  In  addition,   these  forward-looking
statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ  materially from the results discussed in these forward-looking statements.  Readers of this press  release  are  accordingly  cautioned  not  to  place  undue  reliance  on forward-looking  statements.  DNB  disclaims  any intent or obligation to update publicly any of the  forward-looking  statements herein,  whether in response to new information,  future events or otherwise. With regard to DNB's balance sheet repositioning,  the degree to which these steps can be accomplished  will depend on a number of factors,  including  changes in the interest rate environment for loans, investments and deposits, loan prepayments,  market opportunities for new loan and  participation  originations,  and the  availability  of loan and lease
receivables  for  purchase  at  attractive   prices  and  yields,   as  well  as
management's  assessment of the timing of each of these  opportunities and steps in light of future, unknown developments affecting DNB's business generally.

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


                            DNB FINANCIAL CORPORATION
                         SUMMARY OF FINANCIAL STATISTICS
                  (Dollars in thousands, except per share data)

                                     Three Months Ended      Twelve Months Ended
                                         December 31             December 31
                                     ------------------     --------------------
                                      2003        2002        2003         2002
                                     ------      ------     -------      -------
  EARNINGS:
  Total interest income ........   $  4,834    $  4,967    $ 18,894     $ 21,498
  Total interest expense .......      1,696       2,221       7,421        9,430
  Net interest income ..........      3,138       2,746      11,473       12,068
  Provision for loan losses ....          0           0           0            0
  Non-interest income ..........        674         763       2,540        2,645
  Non-interest expense .........      3,164       2,723      12,622       11,257
  Income before income taxes ...        648         786       1,391        3,456
  Income tax expense ...........         65         134         (10)         728
  Net income ...................        583         652       1,401        2,728
  Net income per share, diluted*   $   0.30    $   0.33    $   0.72     $   1.40


  PERFORMANCE RATIOS:
  Interest rate spread .........       3.37%       3.10%       3.14%        3.46%
  Net interest margin ..........       3.39%       3.14%       3.17%        3.50%
  Return on average equity .....       9.25%       9.85%       5.47%       10.66%
  Return on average assets .....       0.57%       0.68%       0.35%        0.72%



                                                            December 31
                                                         --------------------
                                                           2003        2002
                                                         --------    --------
  FINANCIAL POSITION:
  Total assets .......................................   $409,013    $384,368
  Loans ..............................................    203,553     187,585
  Deposits ...........................................    292,436     287,803
  Borrowings .........................................     88,720      68,728
  Stockholders' equity ...............................     25,372      26,208


  EQUITY RATIOS:
  Tier 1 leverage ratio ..............................       7.23%       8.22%
  Risk-based capital ratio ...........................      12.66%      13.49%
  Book value per share* ..............................   $  13.35    $  13.71




* All per share amounts have been restated to reflect the 5% stock dividend paid in December 2003.